UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

June 17, 2014 (June 11, 2014)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30407	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 11, 2014, Sonic Foundry, Inc. (the “Company”), upon the recommendation of its audit committee, dismissed Grant Thornton LLP (“GT”) as its independent auditor for the fiscal year that commenced October 1, 2013. During the Company’s two most recent fiscal years, the opinion of GT did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During each of the two fiscal years ended September 30, 2012 and 2013 and through June 11, 2014, there were no disagreements with GT within the meaning of Item 304 (a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused it to make reference thereto in its reports for those periods.

As previously reported by the Company in its Forms 10-Q’s for the quarterly periods ended December 31, 2013 and March 31, 2014, its Form 10-K for the fiscal year ended September 30, 2013, and its Form 10-Q for the quarterly periods ended March 31, 2013, and June 30, 2013, the Company had the following material weaknesses in its internal control over financial reporting. We reported two material weaknesses in our Form 10-Q as of March 31, 2013. Those two material weaknesses in internal control over financial reporting related to review controls that did not operate effectively over general ledger setup of new product in our accounting system and missing review, policy and amortization controls over accounting treatment for internal software development efforts. We determined that the possibility exists for general ledger setup of product to be modified in our accounting system without independent review. We also determined that we were missing controls around the capitalization of internal software development efforts. Both of these material weaknesses were remediated during the year ending September 30, 2013. We reported one material weakness in our Form 10-K for the year ended September 30, 2013 and Form 10-Q for the quarters ended December 31, 2013 and March 31, 2014 related to our internal control over accounting for our equity-method investment in Mediasite KK (“MSKK”). Our internal controls related to the capture of MSKK’s historical information, the accounting for our investment in MSKK based on that information and the review of such accounting did not operate effectively and were not sufficient to ensure that our accounting was in accordance with U.S. generally accepted accounting principles. In our Form 10-Q for the quarterly period ended March 31, 2014, we reported two additional material weaknesses. The first material weakness relates to controls over the research and analysis of accounting for non-standard contract provisions. We did not adequately assess some unique contract implications of one large contract with a customer during the quarter. The second material weakness relates to controls over the preparation of consolidated financial information. As a result of capacity constraints, internal controls to ensure complex and non-routine financial transactions were adequately researched and accounted for, that disclosures were complete and accurate and that all required statements were timely filed were not operating effectively.

The Company has implemented enhancements and changes to the internal controls over financial reporting that have strengthened those internal controls and that it believes have addressed the material weaknesses. In addition, the Company has hired additional skilled accounting resources, which will improve its processes for review and assessment of complex accounting issues and disclosures.

Except for the material weaknesses described above, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred within the Company’s fiscal year ended September 30, 2012 or 2013 and the subsequent interim periods preceding the effective date of GT’s termination. The Company has authorized GT to respond fully to the inquiries of the successor principal accountant concerning the subject matter of the reportable events described above.

The Company requested that GT furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated June 17, 2014, is filed as Exhibit 16 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16	Letter from GT to the Securities and Exchange Commission dated June 17, 2014, regarding change in certifying accountant

EXHIBIT LIST

NUMBER	DESCRIPTION

16	Letter from GT to the Securities and Exchange Commission dated June 17, 2014, regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.

(Registrant)

June 17, 2014	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer